MDU Resources Group, Inc. Section 16 Officers and Directors
with Indemnification Agreements Chart
As of February 1, 2023

Section 16 Officers

Name	Title	Date of Agreement
David L. Goodin	President and Chief Executive Officer, MDU Resources Group, Inc.	August 12, 2010, as amended May 15, 2014
David C. Barney	Chief Executive Officer, Knife River Corporation	May 16, 2013, as amended May 15, 2014
Stephanie A. Barth	Vice President, Chief Accounting Officer and Controller, MDU Resources Group, Inc.	September 21, 2017
Trevor J. Hastings	President and Chief Executive Officer, WBI Holdings, Inc.	October 10, 2017
Anne M. Jones	Vice President and Chief Human Resources Officer, MDU Resources Group, Inc.	January 1, 2016
Nicole A. Kivisto	President and Chief Executive Officer, Montana-Dakota Utilities Co.	August 12, 2010, as amended May 15, 2014
Karl A. Liepitz	Vice President, General Counsel and Secretary, MDU Resources Group, Inc.	November 12, 2020
Margaret (Peggy) A. Link	Vice President and Chief Information Officer, MDU Resources Group, Inc.	January 1, 2017
Jeffrey S. Thiede	President and Chief Executive Officer, MDU Construction Services Group, Inc.	May 16, 2013, as amended May 15, 2014
Jason L. Vollmer	Vice President and Chief Financial Officer, MDU Resources Group, Inc.	November 29, 2014

Directors

Name	Title	Date of Agreement
Dennis W. Johnson	Director and Chair of the Board	August 12, 2010
German Carmona Alvarez	Director	November 17, 2022
Thomas Everist	Director	August 12, 2010
Karen B. Fagg	Director	August 12, 2010
David L. Goodin	Director	August 12, 2010
Patricia L. Moss	Director	August 12, 2010
Dale S. Rosenthal	Director	May 11, 2021
Edward A. Ryan	Director	November 15, 2018
David M. Sparby	Director	August 16, 2018
Chenxi Wang	Director	May 7, 2019